SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                                Sun Bancorp, Inc.
                              Sun Capital Trust II
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               New Jersey                              52-1382541
                Delaware                               Applied For
----------------------------------------   -------------------------------------
(State of Incorporation or Organization)   (IRS Employer Identification No.)


        226 Landis Avenue
       Vineland, New Jersey                               08360
-----------------------------------------  -------------------------------------
 (Address of Principal Executive Offices)               (Zip Code)



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
If this form relates to the  registration  of a class of    If this form relates to the  registration  of a class of
securities  pursuant  to Section  12(b) of the              securities  pursuant  to  Section  12(g) of the
Exchange  Act and is  effective pursuant  to                Exchange  Act  and  is  effective   pursuant  to  General
General Instruction  A.(c),  please  check  the             Instruction  A.(d),  please  check  the
following box.  |_|                                         following box.  |X|
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Securities Act registration statement file numbers to which this form relates:  333-62511
                                                                                333-62511-01

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Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                        Name of Each Exchange on Which
To be so Registered                        Each Class is to be Registered
-------------------                        ------------------------------
None                                                                N/A


Securities to be registered pursuant to Section 12(g) of the Act:

              ______% Preferred Securities of Sun Capital Trust II
           _____% Junior Subordinated Debentures of Sun Bancorp, Inc.
              Guarantee of Sun Bancorp, Inc. of certain obligations
                         under the Preferred Securities
--------------------------------------------------------------------------------
                                (Title of class)



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Item 1. Description of Registrant's Securities to be Registered

         A description of the Securities to be registered hereby is set forth in a prospectus (the "424(b) Prospectus") to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, included as a part of that certain registration statement (the "Registration Statement") of Sun Capital Trust II and Sun Bancorp, Inc., as amended, Registration Nos. 333-62511-01 and 333-62511, respectively. The Registration Statement is hereby incorporated herein by reference thereto. The 424(b) Prospectus shall, upon filing, be deemed to be incorporated by reference herein.

Item 2. Exhibits

         1        Form of Amended and Restated Trust Agreement *
         2.       Form of Junior Subordinated Indenture *
         3.       Form of Guarantee *

* Each such document is hereby incorporated herein by reference to the form thereof included as exhibits 4.4 (Amended and Restated Trust Agreement), 4.1 (Junior Subordinated Indenture) and 4.6 (Guarantee) to the registration statement of Sun Bancorp, Inc. and Sun Capital Trust II under the Securities Act of 1933, as amended, registration nos. 333-62511 and 333-62511-01, respectively.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                               SUN BANCORP, INC.



Date: September 23, 1998      By  /s/ Philip W. Koebig, III
                                 -----------------------------------------------
                                 Philip W. Koebig, III, Executive Vice President (Duly authorized representative)



                               SUN CAPITAL TRUST II



Date: September 23, 1998      By  /s/ Philip W. Koebig, III
                                 -----------------------------------------------
                                 Philip W. Koebig, III, Administrator
                                 (Duly authorized representative)